DOCUSIGN, INC.
Exhibit 99.1

DocuSign Announces Second Quarter Fiscal 2022 Financial Results

San Francisco – September 2, 2021 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 eSignature solution as part of the DocuSign Agreement Cloud, today announced results for its fiscal quarter ended July 31, 2021.

“I’m proud of how our team has continued to stay in front of the evolving COVID business environment, helping our over one million customers and over one billion users move forward. This has driven strong performance for our business, reflected in our 50% year-over-year Q2 revenue growth,” said Dan Springer, DocuSign’s CEO. “Organizations of all types and sizes are leveraging the power of the Agreement Cloud to digitize the most foundational process of doing business—the agreement process—starting with eSignature. In partnership with our customers, we are eliminating paper, automating end-to-end agreement processes, and enabling better experiences in the anywhere economy."

Second Quarter Financial Highlights

▪Total revenue was $511.8 million, an increase of 50% year-over-year. Subscription revenue was $492.8 million, an increase of 52% year-over-year. Professional services and other revenue was $19.1 million, an increase of 3% year-over-year.
▪Billings were $595.4 million, an increase of 47% year-over-year.
▪GAAP gross margin was 78% compared to 74% in the same period last year. Non-GAAP gross margin was 82% compared to 78% in the same period last year.
▪GAAP net loss per basic and diluted share was $0.13 on 196 million shares outstanding compared to $0.35 on 185 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.47 on 208 million shares outstanding compared to $0.17 on 203 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $177.7 million compared to $118.1 million in the same period last year.
▪Free cash flow was $161.7 million compared to $99.8 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $887.2 million at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights

DocuSign Agreement Cloud 2020 Product Release 2. DocuSign announced many new product capabilities with highlights in the following areas:
•DocuSign eSignature: Enhancements to ID Verification, DocuSign Click (for enabling clickwrap agreements), and DocuSign Monitor (for monitoring eSignature usage for unauthorized activity)
•DocuSign CLM: A new connector with SAP Ariba Contract Workspace, a new Obligation Management feature for tracking important terms and due dates, and enhanced AI-based search and reporting within CLM+
•Other Areas: Split Documents for DocuSign Rooms for Mortgage, and new connectors (with Salesforce and SAP Ariba) for DocuSign Insight.

DOCUSIGN, INC.
Outlook

The company currently expects the following guidance:

▪Quarter ending October 31, 2021 (in millions, except percentages):

Total revenue	$526	to	$532
Subscription revenue	$505	to	$511
Billings	$585	to	$597
Non-GAAP gross margin	79%	to	81%
Non-GAAP operating margin	17%	to	19%
Non-GAAP diluted weighted-average shares outstanding	205	to	210

▪Year ending January 31, 2022 (in millions, except percentages):

Total revenue	$2,078	to	$2,088
Subscription revenue	$1,995	to	$2,005
Billings	$2,409	to	$2,429
Non-GAAP gross margin	79%	to	81%
Non-GAAP operating margin	16%	to	18%
Provision for income taxes	$6	to	$9
Non-GAAP diluted weighted-average shares outstanding	205	to	210

The company has not reconciled its guidance of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation has not been provided.

DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on September 2, 2021 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) September 16, 2021 using the passcode 13722420.

About DocuSign

DocuSign helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of the DocuSign Agreement Cloud, DocuSign offers eSignature, the world's #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, over a million customers and more than a billion users in over 180 countries use the DocuSign Agreement Cloud to accelerate the process of doing business and simplify people's lives.

For more information, visit www.docusign.com, call +1-877-720-2040, or follow @DocuSign on Twitter, LinkedIn, Facebook and Instagram.

Copyright 2021. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com

Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our expectations regarding the benefits of the DocuSign Agreement Cloud, enhancements and additions to it, including as a result of acquisitions. They also include statements about our future operating results and financial position, our business strategy and plans, market growth and trends, and our objectives for future operations. These statements are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

These risks and uncertainties include, among other things, risks related to our expectations regarding the impact of the evolving COVID-19 pandemic on our business, our results of operations and our financial condition, as well as our future profitability and growth once the pandemic and its related effects begin to abate or have abated; our expectations regarding the impact of the evolving COVID-19 pandemic on the businesses of our customers, partners and suppliers, and the economy, as well as the macro-and micro-effects of the pandemic, including the pace of the digital transformation of business and differing levels of demand for our products as our customers’ priorities, resources, financial conditions and economic outlook change; our ability to estimate the size of our total addressable market; our ability to effectively sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to scale and update our platform to respond to customers' needs and rapid technological change; the effects of increased competition in our market and our ability to compete effectively; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to expand our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions; our ability to successfully integrate the operations of businesses we may acquire, and to realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and

DOCUSIGN, INC.
capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility or other indebtedness; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel; our ability to estimate the size and potential growth of our target market; and our ability to maintain proper and effective internal controls. Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2021 filed on March 31, 2021, our quarterly report on Form 10-Q for the quarter ended April 30, 2021 filed on June 4, 2021 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, acquisition-related expenses, fair value adjustments to strategic investments, impairment of operating lease right-of-use assets, and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Free cash flow: We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue:
Subscription	$492,758	$323,643	$944,693	$604,565
Professional services and other	19,086	18,566	36,230	34,661
Total revenue	511,844	342,209	980,923	639,226
Cost of revenue:
Subscription	84,455	64,730	162,526	116,740
Professional services and other	29,325	25,885	56,497	47,907
Total cost of revenue	113,780	90,615	219,023	164,647
Gross profit	398,064	251,594	761,900	474,579
Operating expenses:
Sales and marketing	262,372	194,992	501,491	366,785
Research and development	94,651	63,791	180,067	118,025
General and administrative	63,652	51,446	113,690	90,257
Total operating expenses	420,675	310,229	795,248	575,067
Loss from operations	(22,611)	(58,635)	(33,348)	(100,488)
Interest expense	(1,669)	(7,684)	(3,341)	(15,244)
Interest income and other income (expense), net	(1,063)	2,601	4,974	6,343
Loss before provision for income taxes	(25,343)	(63,718)	(31,715)	(109,389)
Provision for income taxes	158	842	2,140	2,975
Net loss	$(25,501)	$(64,560)	$(33,855)	$(112,364)
Net loss per share attributable to common stockholders, basic and diluted	$(0.13)	$(0.35)	$(0.17)	$(0.61)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	195,996	184,862	195,183	183,930

Stock-based compensation expense included in costs and expenses
Cost of revenue—subscription	$7,539	$5,014	$13,557	$8,878
Cost of revenue—professional services and other	6,446	5,225	11,980	9,350
Sales and marketing	46,921	32,305	85,057	56,970
Research and development	26,275	14,781	46,737	26,666
General and administrative	12,778	11,442	23,764	20,454

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	July 31, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$518,577	$566,055
Investments—current	304,292	207,450
Accounts receivable, net	284,730	323,570
Contract assets—current	13,993	16,883
Prepaid expenses and other current assets	61,197	48,390
Total current assets	1,182,789	1,162,348
Investments—noncurrent	64,088	92,717
Property and equipment, net	173,983	165,039
Operating lease right-of-use assets	140,589	159,352
Goodwill	355,595	350,151
Intangible assets, net	110,327	121,828
Deferred contract acquisition costs—noncurrent	289,636	260,130
Other assets—noncurrent	38,680	24,942
Total assets	$2,355,687	$2,336,507
Liabilities and Equity
Current liabilities
Accounts payable	$33,612	$37,367
Accrued expenses and other current liabilities	81,817	66,566
Accrued compensation	142,599	156,158
Convertible senior notes—current	2,032	20,469
Contract liabilities—current	914,619	779,642
Operating lease liabilities—current	34,951	32,971
Total current liabilities	1,209,630	1,093,173
Convertible senior notes, net—noncurrent	730,272	693,219
Contract liabilities—noncurrent	18,138	16,492
Operating lease liabilities—noncurrent	146,025	165,704
Deferred tax liability—noncurrent	6,424	6,464
Other liabilities—noncurrent	33,322	32,328
Total liabilities	2,143,811	2,007,380
Convertible senior notes	—	3,390
Stockholders’ equity
Common stock	20	19
Treasury stock	(1,219)	(1,048)
Additional paid-in capital	1,611,897	1,702,254
Accumulated other comprehensive income	3,246	4,964
Accumulated deficit	(1,402,068)	(1,380,452)
Total stockholders’ equity	211,876	325,737
Total liabilities and equity	$2,355,687	$2,336,507

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(25,501)	$(64,560)	$(33,855)	$(112,364)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	20,960	17,937	40,997	31,976
Amortization of deferred contract acquisition and fulfillment costs	32,543	23,834	63,476	45,194
Amortization of debt discount and transaction costs	1,274	6,942	2,593	13,784
Fair value adjustments to strategic investments	—	—	(5,119)	—
Impairment of operating lease right-of-use assets	3,892	—	3,892	—
Non-cash operating lease costs	6,706	6,795	13,649	13,119
Stock-based compensation expense	99,458	68,767	181,095	122,318
Non-cash charitable donation	3,000	—	3,000	—
Deferred income taxes	(1,514)	(180)	(1,250)	(284)
Other	1,906	(997)	666	(493)
Changes in operating assets and liabilities:
Accounts receivable	(34,365)	7,915	38,840	25,154
Contract assets	1,213	2,310	2,820	1,570
Prepaid expenses and other current assets	5,303	4,272	(10,367)	(5,388)
Deferred contract acquisition and fulfillment costs	(49,264)	(51,377)	(95,418)	(92,414)
Other assets	(3,509)	(4,768)	(6,676)	(6,132)
Accounts payable	12,150	8,829	(9,443)	6,275
Accrued expenses and other liabilities	5,942	12,626	17,022	11,710
Accrued compensation	21,001	24,401	(13,047)	22,865
Contract liabilities	84,976	62,892	136,624	107,486
Operating lease liabilities	(8,502)	(7,504)	(16,233)	(7,098)
Net cash provided by operating activities	177,669	118,134	313,266	177,278
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	(6,388)	(180,370)	(6,388)	(180,370)
Purchases of marketable securities	(88,703)	(11,667)	(185,628)	(11,667)
Sales of marketable securities	1,000	—	3,002	28,986
Maturities of marketable securities	75,658	131,345	113,171	301,416
Purchases of strategic and other investments	—	(241)	(500)	(3,241)
Purchases of property and equipment	(15,938)	(18,362)	(28,534)	(44,751)
Net cash (used in) provided by investing activities	(34,371)	(79,295)	(104,877)	90,373
Cash flows from financing activities:
Repayments of convertible senior notes	(25,030)	—	(61,714)	—
Payment of tax withholding obligation on net share settlement of restricted stock units	(122,522)	(87,137)	(228,575)	(133,860)
Proceeds from exercise of stock options	5,202	5,403	11,818	13,038
Proceeds from employee stock purchase plan	—	—	23,167	13,590
Net cash used in financing activities	(142,350)	(81,734)	(255,304)	(107,232)
Effect of foreign exchange on cash, cash equivalents and restricted cash	(1,342)	4,920	(564)	2,640
Net increase (decrease) in cash, cash equivalents and restricted cash	(394)	(37,975)	(47,479)	163,059
Cash, cash equivalents and restricted cash at beginning of period (1)	519,252	442,517	566,337	241,483
Cash, cash equivalents and restricted cash at end of period (1)	$518,858	$404,542	$518,858	$404,542
(1) $0.3 million of restricted cash was included in Prepaid expenses and other current assets at July 31, 2021 and in Other assets—noncurrent at April 30, 2021 and January 31, 2021.

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2021	2020	2021	2020
GAAP gross profit	$398,064	$251,594	$761,900	$474,579
Add: Stock-based compensation	13,985	10,239	25,537	18,228
Add: Amortization of acquisition-related intangibles	3,328	3,132	6,500	4,480
Add: Employer payroll tax on employee stock transactions	2,121	1,738	4,895	2,774
Non-GAAP gross profit	$417,498	$266,703	$798,832	$500,061
GAAP gross margin	78%	74%	78%	74%
Non-GAAP adjustments	4%	4%	3%	4%
Non-GAAP gross margin	82%	78%	81%	78%

GAAP subscription gross profit	$408,303	$258,913	$782,167	$487,825
Add: Stock-based compensation	7,539	5,014	13,557	8,878
Add: Amortization of acquisition-related intangibles	3,328	3,132	6,500	4,480
Add: Employer payroll tax on employee stock transactions	971	926	2,413	1,461
Non-GAAP subscription gross profit	$420,141	$267,985	$804,637	$502,644
GAAP subscription gross margin	83%	80%	83%	81%
Non-GAAP adjustments	2%	3%	2%	2%
Non-GAAP subscription gross margin	85%	83%	85%	83%

GAAP professional services and other gross loss	$(10,239)	$(7,319)	$(20,267)	$(13,246)
Add: Stock-based compensation	6,446	5,225	11,980	9,350
Add: Employer payroll tax on employee stock transactions	1,150	812	2,482	1,313
Non-GAAP professional services and other gross loss	$(2,643)	$(1,282)	$(5,805)	$(2,583)
GAAP professional services and other gross margin	(54)%	(39)%	(56)%	(38)%
Non-GAAP adjustments	40%	32%	40%	31%
Non-GAAP professional services and other gross margin	(14)%	(7)%	(16)%	(7)%

DOCUSIGN, INC.
Reconciliation of operating expenses:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2021	2020	2021	2020
GAAP sales and marketing	$262,372	$194,992	$501,491	$366,785
Less: Stock-based compensation	(46,921)	(32,305)	(85,057)	(56,970)
Less: Amortization of acquisition-related intangibles	(3,333)	(4,284)	(6,691)	(7,195)
Less: Employer payroll tax on employee stock transactions	(5,706)	(3,958)	(12,484)	(6,867)
Less: Acquisition-related expenses	—	(186)	—	(186)
Non-GAAP sales and marketing	$206,412	$154,259	$397,259	$295,567
GAAP sales and marketing as a percentage of revenue	51%	57%	51%	57%
Non-GAAP sales and marketing as a percentage of revenue	40%	45%	40%	46%

GAAP research and development	$94,651	$63,791	$180,067	$118,025
Less: Stock-based compensation	(26,275)	(14,781)	(46,737)	(26,666)
Less: Employer payroll tax on employee stock transactions	(2,752)	(2,019)	(6,928)	(3,565)
Non-GAAP research and development	$65,624	$46,991	$126,402	$87,794
GAAP research and development as a percentage of revenue	18%	19%	18%	18%
Non-GAAP research and development as a percentage of revenue	13%	14%	13%	14%

GAAP general and administrative	$63,652	$51,446	$113,690	$90,257
Less: Stock-based compensation	(12,778)	(11,442)	(23,764)	(20,454)
Less: Employer payroll tax on employee stock transactions	(1,006)	(1,544)	(3,561)	(2,601)
Less: Acquisition-related expenses	(221)	(6,746)	(387)	(7,440)
Less: Impairment of operating lease right-of-use assets	(3,892)	—	(3,892)	—
Non-GAAP general and administrative	$45,755	$31,714	$82,086	$59,762
GAAP general and administrative as a percentage of revenue	13%	15%	12%	15%
Non-GAAP general and administrative as a percentage of revenue	9%	9%	8%	9%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2021	2020	2021	2020
GAAP loss from operations	$(22,611)	$(58,635)	$(33,348)	$(100,488)
Add: Stock-based compensation	99,959	68,767	181,095	122,318
Add: Amortization of acquisition-related intangibles	6,661	7,416	13,191	11,675
Add: Employer payroll tax on employee stock transactions	11,585	9,259	27,868	15,807
Add: Acquisition-related expenses	221	6,932	387	7,626
Add: Impairment of operating lease right-of-use assets	3,892	—	3,892	—
Non-GAAP income from operations	$99,707	$33,739	$193,085	$56,938
GAAP operating margin	(4)%	(17)%	(3)%	(16)%
Non-GAAP adjustments	23%	27%	23%	25%
Non-GAAP operating margin	19%	10%	20%	9%

DOCUSIGN, INC.
Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2021	2020	2021	2020
GAAP net loss	$(25,501)	$(64,560)	$(33,855)	$(112,364)
Add: Stock-based compensation	99,959	68,767	181,095	122,318
Add: Amortization of acquisition-related intangibles	6,661	7,416	13,191	11,675
Add: Employer payroll tax on employee stock transactions	11,585	9,259	27,868	15,807
Add: Amortization of debt discount and issuance costs	1,274	6,942	2,593	13,784
Less: Fair value adjustments to strategic investments	(151)	—	(5,270)	—
Add: Acquisition-related expenses	221	6,932	387	7,626
Add: Impairment of operating lease right-of-use assets	3,892	—	3,892	—
Non-GAAP net income	$97,940	$34,756	$189,901	$58,846

Numerator:
Non-GAAP net income	$97,940	$34,756	$189,901	$58,846
Add: Interest expense on convertible senior notes	61	—	97	—
Non-GAAP net income attributable to common stockholders, diluted	$98,001	$34,756	$189,998	$58,846

Denominator:
Weighted-average common shares outstanding, basic	195,996	184,862	195,183	183,930
Effect of dilutive securities	12,154	18,547	12,811	16,247
Non-GAAP weighted-average common shares outstanding, diluted	208,150	203,409	207,994	200,177

GAAP net loss per share, basic and diluted	$(0.13)	$(0.35)	$(0.17)	$(0.61)
Non-GAAP net income per share, basic	0.50	0.19	0.97	0.32
Non-GAAP net income per share, diluted	0.47	0.17	0.91	0.29

Computation of free cash flow:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2021	2020	2021	2020
Net cash provided by operating activities	$177,669	$118,134	$313,266	$177,278
Less: Purchases of property and equipment	(15,938)	(18,362)	(28,534)	(44,751)
Non-GAAP free cash flow	$161,731	$99,772	$284,732	$132,527
Net cash (used in) provided by investing activities	$(34,371)	$(79,295)	$(104,877)	$90,373
Net cash used in financing activities	$(142,350)	$(81,734)	$(255,304)	$(107,232)

DOCUSIGN, INC.
Computation of billings:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2021	2020	2021	2020
Revenue	$511,844	$342,209	$980,923	$639,226
Add: Contract liabilities and refund liability, end of period	939,826	638,790	939,826	638,790
Less: Contract liabilities and refund liability, beginning of period	(857,969)	(568,544)	(800,940)	(522,201)
Add: Contract assets and unbilled accounts receivable, beginning of period	19,737	16,390	21,021	15,082
Less: Contract assets and unbilled accounts receivable, end of period	(18,067)	(20,395)	(18,067)	(20,395)
Add: Contract assets and unbilled accounts receivable by acquisitions	—	6,589	—	6,589
Less: Contract liabilities and refund liability contributed by acquisitions	—	(9,344)	—	(9,344)
Non-GAAP billings	$595,371	$405,695	$1,122,763	$747,747